Exhibit 21.0

APPENDIX I - CNH INDUSTRIAL N.V. SUBSIDIARIES AT DECEMBER 31, 2024
Name	Registered Office	Country	Share capital	Currency	% of Group consolidation	Interest held by	% interest held	% of voting rights
Controlling company
Parent Company
CNH Industrial N.V.	Amsterdam	Netherlands	17,608,745	EUR	—	—	—	—

Subsidiaries consolidated on a line-by-line basis
AgDNA Pty Ltd.	St. Marys	Australia	2,175,120	AUD	100.00%	CNH Industrial N.V.	100.00%
AgDNA Technologies Pty Ltd.	St. Marys	Australia	2	AUD	100.00%	AgDNA Pty Ltd.	100.00%
ATI, Inc.	Mt. Vernon	U.S.A.	NaN	USD	100.00%	CNH Industrial America LLC	100.00%
Augmenta Agriculture Technologies S.M.P.C	Metamorphosi	Greece	7,018,124	EUR	100.00%	Augmenta Holding SAS	100.00%
Augmenta Holding SAS	Paris	France	7,901,359	EUR	100.00%	CNH Industrial France	100.00%
Banco CNH Industrial Capital S.A.	Curitiba	Brazil	2,084,040,440	BRL	100.00%	New Holland Ltd	99.33%
						CNH Industrial Brasil Ltda.	0.67%
Bennamann Energy Limited	Newquay Cornwall	United Kingdom	186	GBP	52.65%	CNH Industrial N.V.	52.65%
Bennamann Ltd.	Newquay Cornwall	United Kingdom	18,582	GBP	52.65%	CNH Industrial N.V.	52.65%
Bennamann Services Ltd.	Newquay Cornwall	United Kingdom	186	GBP	52.65%	CNH Industrial N.V.	52.65%
BLI Group, Inc.	Wilmington	U.S.A.	1,000	USD	100.00%	CNH Industrial America LLC	100.00%
Blue Leaf I.P. , Inc.	Wilmington	U.S.A.	1,000	USD	100.00%	BLI Group, Inc.	100.00%
Blue Leaf Insurance Company	Colchester	U.S.A.	250,000	USD	100.00%	CNH Industrial America LLC	100.00%
Case Baumaschinen AG	Kloten	Switzerland	4,000,000	CHF	100.00%	CNH Industrial N.V.	100.00%
Case Canada Receivables, Inc.	Calgary	Canada	1	CAD	100.00%	CNH Industrial Capital America LLC	100.00%
Case Credit Holdings Limited	Wilmington	U.S.A.	5	USD	100.00%	CNH Industrial Capital America LLC	100.00%
Case Dealer Holding Company LLC	Wilmington	U.S.A.	1	USD	100.00%	CNH Industrial America LLC	100.00%
Case Equipment Holdings Limited	Wilmington	U.S.A.	5	USD	100.00%	CNH Industrial America LLC	100.00%

Exhibit 21.0

Name	Registered Office	Country	Share capital	Currency	% of Group consolidation	Interest held by	% interest held	% of voting rights
Subsidiaries consolidated on a line-by-line basis (continued)
Case France NSO	Morigny-Champigny	France	7,622	EUR	100.00%	CNH Industrial France	100.00%
Case New Holland Construction Equipment (India) Private Limited	New Delhi	India	240,100,000	INR	100.00%	CNH Industrial (India) Private Limited	50.00%
						CNH Industrial America LLC	50.00%
Case New Holland Industrial Inc.	Wilmington	U.S.A.	55	USD	100.00%	CNH Industrial U.S. Holdings Inc.	100.00%
Case New Holland Insurance Agency, LLC	Wilmington	U.S.A.	NaN	USD	100.00%	CNH Industrial Capital America LLC	100.00%
Case United Kingdom Limited	Basildon	United Kingdom	3,763,618	GBP	100.00%	CNH Industrial America LLC	100.00%
CNH (China) Management Co., Ltd.	Shanghai	People's Rep.of China	207,344,542	USD	100.00%	CNH Industrial N.V.	100.00%
CNH ARGENTINA S.A.	Buenos Aires	Argentina	8,147,618,291	ARS	100.00%	CNH Industrial Brasil Ltda.	94.98%
						CNHI COMERCIO DE PEÇAS LTDA	5.02%
CNH Capital Finance LLC	Wilmington	U.S.A.	235,255,711	USD	100.00%	Case Credit Holdings Limited	100.00%
CNH Capital Operating Lease Equipment Receivables LLC	Wilmington	U.S.A.	1,000	USD	100.00%	CNH Industrial Capital America LLC	100.00%
CNH Capital Receivables LLC	Wilmington	U.S.A.	—	USD	100.00%	CNH Industrial Capital America LLC	100.00%
CNH Componentes, S.A. de C.V.	Queretaro	Mexico	135,634,842	MXN	100.00%	CNH Industrial America LLC	100.00%
CNH Industrial (Harbin) Machinery Co. Ltd.	Harbin	People's Rep.of China	195,000,000	USD	100.00%	CNH Industrial Asian Holding Limited N.V.	100.00%
CNH Industrial (India) Private Limited	New Delhi	India	12,416,900,200	INR	100.00%	CNH Industrial Asian Holding Limited N.V.	100.00%
CNH Industrial (Thailand) Ltd.	Samut Prakarn	Thailand	354,500,000	THB	100.00%	CNH Industrial N.V.	100.00%
CNH Industrial AG and CE (PTY) LTD.	Isando	South Africa	185,455,900	ZAR	100.00%	CNH Industrial N.V.	100.00%
CNH Industrial America LLC	Wilmington	U.S.A.	—	USD	100.00%	Case New Holland Industrial Inc.	100.00%
CNH Industrial Asian Holding Limited N.V.	Zedelgem	Belgium	251,750,000	EUR	100.00%	CNH Industrial N.V.	100.00%
CNH Industrial Australia Pty Limited	St. Marys	Australia	293,408,692	AUD	100.00%	CNH Industrial N.V.	100.00%

Exhibit 21.0

Name	Registered Office	Country	Share capital	Currency	% of Group consolidation	Interest held by	% interest held	% of voting rights
Subsidiaries consolidated on a line-by-line basis (continued)
CNH Industrial Baumaschinen GmbH	Heilbronn	Germany	61,355,030	EUR	100.00%	CNH Industrial N.V.	100.00%
CNH Industrial Belgium	Zedelgem	Belgium	106,081,158	EUR	100.00%	CNH Industrial N.V.	100.00%
CNH Industrial Brasil Ltda.	Contagem	Brazil	3,512,501,440	BRL	100.00%	New Holland Ltd	100.00%
CNH Industrial Canada, Ltd.	Montreal	Canada	28,000,100	CAD	100.00%	CNH Industrial N.V.	100.00%
CNH Industrial Capital (India) Private Limited	New Delhi	India	3,972,000,000	INR	100.00%	CNH Industrial (India) Private Limited	100.00%
CNH Industrial Capital (Shanghai) Commercial Factoring Co. Ltd.	Shanghai	People's Rep.of China	20,000,000	USD	100.00%	CNH Industrial Capital Australia Pty Limited	100.00%
CNH Industrial Capital America LLC	Wilmington	U.S.A.	1,000	USD	100.00%	CNH Industrial Capital LLC	100.00%
CNH INDUSTRIAL CAPITAL ARGENTINA S.A.	Buenos Aires	Argentina	1,003,782,818	ARS	100.00%	CNH Industrial N.V.	79.79%
						CNH ARGENTINA S.A.	20.21%
CNH Industrial Capital Australia Pty Limited	St. Marys	Australia	70,675,693	AUD	100.00%	CNH Industrial Australia Pty Limited	100.00%
CNH Industrial Capital Canada Ltd.	Calgary	Canada	288,410	CAD	100.00%	CNH Capital Finance LLC	100.00%
CNH Industrial Capital Corretora de Seguros Administração e Serviços Ltda.	Curitiba	Brazil	100,000	BRL	100.00%	CNHI COMERCIO DE PEÇAS LTDA	99.99%
						CNH Industrial Brasil Ltda.	0.01%
CNH Industrial Capital LLC	Wilmington	U.S.A.	—	USD	100.00%	CNH Industrial America LLC	100.00%
CNH Industrial Capital Solutions S.p.A.	Turin	Italy	53,031,539	EUR	1	CNH Industrial N.V.	100.00%
CNH Industrial Capital South America SpA	Las Condes	Chile	5,000,000	USD	100.00%	New Holland Ltd	100.00%
CNH Industrial Danmark A/S	Albertslund	Denmark	12,000,000	DKK	100.00%	CNH Industrial N.V.	100.00%
CNH Industrial Deutschland GmbH	Heilbronn	Germany	18,457,650	EUR	1	CNH Industrial Baumaschinen GmbH	90.00%
						CNH Industrial N.V.	10.00%
CNH Industrial Exports Inc.	Wilmington	U.S.A.	3,000	USD	100.00%	CNH Industrial N.V.	100.00%
CNH Industrial Finance Europe S.A.	Luxembourg	Luxembourg	50,000,000	EUR	100.00%	CNH Industrial N.V.	60.00%
						CNH Industrial Finance S.p.A.	40.00%

Exhibit 21.0

Name	Registered Office	Country	Share capital	Currency	% of Group consolidation	Interest held by	% interest held	% of voting rights
Subsidiaries consolidated on a line-by-line basis (continued)
CNH Industrial Finance S.p.A.	Turin	Italy	100,000,000	EUR	100.00%	CNH Industrial N.V.	100.00%
CNH Industrial France	Morigny-Champigny	France	52,965,450	EUR	100.00%	CNH Industrial N.V.	100.00%
CNH Industrial Italia s.p.a.	Turin	Italy	56,225,000	EUR	100.00%	CNH Industrial N.V.	100.00%
CNH Industrial Kutno sp. z o.o.	Kutno	Poland	30,000,000	PLN	100.00%	CNH Industrial Polska Sp. z o.o.	100.00%
CNH Industrial Maquinaria Spain S.A.	Madrid	Spain	21,000,000	EUR	100.00%	CNH Industrial N.V.	100.00%
CNH Industrial New Zealand Limited	Auckland	New Zealand	28,952,002	NZD	100.00%	CNH Industrial Australia Pty Limited	100.00%
CNH Industrial OLDCO Capital Limited	Basildon	United Kingdom	2,480	EUR	100.00%	CNH Industrial N.V.	100.00%
CNH Industrial Osterreich GmbH	St. Valentin	Austria	2,000,000	EUR	100.00%	CNH Industrial N.V.	100.00%
CNH Industrial Polska Sp. z o.o.	Plock	Poland	162,591,660	PLN	100.00%	CNH Industrial Belgium	100.00%
CNH Industrial Portugal-Comercio de Tractores e Maquinas Agricolas Ltda	Castanheira do Ribatejo	Portugal	498,798	EUR	100.00%	CNH Industrial N.V.	99.98%
						CNH Industrial Italia s.p.a.	0.02%
CNH Industrial Sales and services GmbH	Unna	Germany	25,000	EUR	100.00%	CNH Industrial Baumaschinen GmbH	100.00%
CNH Industrial Services (Thailand) Limited	Bangkok	Thailand	10,000,000	THB	100.00%	CNH Industrial Services S.r.l.	100.00%
						CNH Industrial Asian Holding Limited N.V.	0.02%
CNH Industrial Services S.r.l.	Modena	Italy	10,400	EUR	100.00%	CNH Industrial Italia s.p.a.	100.00%
CNH Industrial Technology Services (India) Private Limited	New Delhi	India	70,000,000	INR	100.00%	CNH Industrial (India) Private Limited	100.00%
CNH Industrial U.S. Holdings Inc.	Wilmington	U.S.A.	1,000	USD	100.00%	CNH Industrial N.V.	100.00%
CNH Industrial UK Limited	London	United Kingdom	200	USD	100.00%	CNH Industrial N.V.	100.00%
CNH Reman LLC	Wilmington	U.S.A.	4,000,000	USD	50.00%	CNH Industrial America LLC	50.00%
CNH U.K. Limited	Basildon	United Kingdom	25,275	GBP	100.00%	New Holland Holding Limited	100.00%
CNH Wholesale Receivables LLC	Wilmington	U.S.A.	1,000	USD	100.00%	CNH Industrial Capital America LLC	100.00%

Exhibit 21.0

Name	Registered Office	Country	Share capital	Currency	% of Group consolidation	Interest held by	% interest held	% of voting rights
Subsidiaries consolidated on a line-by-line basis (continued)
CNHI COMERCIO DE PEÇAS LTDA	Nova Lima	Brazil	1,626,298	BRL	100.00%	CNH Industrial Brasil Ltda.	100.00%
CNHI International SA	Mendrisio	Switzerland	100,000	CHF	100.00%	CNH Industrial N.V.	100.00%
CNHICA Securitisation Manager PTY LTD.	St. Marys	Australia	2	AUD	100.00%	CNH Industrial Capital Australia Pty Limited	100.00%
Dot Technology Corp.	Toronto	Canada	12,558,870	CAD	100.00%	Raven Industries Canada, Inc.	100.00%
Fiatallis North America LLC	Wilmington	U.S.A.	32	USD	100.00%	CNH Industrial America LLC	100.00%
Flagship Dealer Holding Company, LLC	Wilmington	U.S.A.	1	USD	100.00%	CNH Industrial America LLC	100.00%
Hemisphere GNSS (USA) Inc.	Wilmington	U.S.A.	—	USD	100.00%	CNH Industrial America LLC	100.00%
Hemisphere GNSS Inc.	Calgary	Canada	8,500,000	CAD	100.00%	CNH Industrial Canada, Ltd.	100.00%
HFI Holdings, Inc.	Wilmington	U.S.A.	1,000	USD	100.00%	CNH Industrial America LLC	100.00%
LLC “CNH Industrial Ukraine”	Kiev	Ukraine	30,000,000	UAH	100.00%	CNH Industrial N.V.	100.00%
MANUF 800, S. de R.L. de C.V.	Saltillo	Mexico	3,000	MXN	100.00%	CNH Industrial N.V.	99.90%
						New Holland Ltd.	0.10%
New Holland Credit Company, LLC	Wilmington	U.S.A.	—	USD	100.00%	CNH Industrial Capital LLC	100.00%
New Holland Holding Limited	Basildon	United Kingdom	33,601	GBP	100.00%	CNH Industrial N.V.	100.00%
New Holland Ltd	Basildon	United Kingdom	944,341,125	GBP	100.00%	CNH Industrial N.V.	100.00%
New Holland Tractor Ltd.	Basildon	United Kingdom	184,100	GBP	100.00%	New Holland Holding Limited	100.00%
O & K - Hilfe GmbH	Heilbronn	Germany	25,565	EUR	100.00%	CNH Industrial Baumaschinen GmbH	100.00%
Raven Applied Technologies, LLC	Pierre	U.S.A.	1	USD	100.00%	Raven Industries, Inc.	100.00%
Raven do Brazil Participacoes E Servicos Technicos LTDA	São Paulo	Brazil	53,360,425	BRL	100.00%	Raven Applied Technologies, LLC	100.00%
Raven Europe, B.V.	Middenmeer	Netherlands	808,481	EUR	100.00%	Raven Applied Technologies, LLC	100.00%
Raven Industries Australia PTY Ltd.	Melbourne	Australia	NaN	AUD	100.00%	Raven Applied Technologies, LLC	100.00%
Raven Industries Canada, Inc.	Nova Scotia	Canada	130,000	CAD	100.00%	Raven Europe, B.V.	100.00%
Raven Industries, Inc.	Sioux Falls	U.S.A.	10	USD	100.00%	CNH Industrial U.S. Holdings Inc.	100.00%

Exhibit 21.0

Name	Registered Office	Country	Share capital	Currency	% of Group consolidation	Interest held by	% interest held	% of voting rights
Subsidiaries consolidated on a line-by-line basis (continued)
Receivables Credit II Corporation	Calgary	Canada	1	CAD	100.00%	CNH Industrial Capital America LLC	100.00%
SAMPIERANA KUNSHAN ASIA PACIFIC CO LTD	Kunshan	People's Rep.of China	10,000,000	USD	100.00%	Sampierana S.p.A	100.00%
Sampierana S.p.A	Bagno di Romagna (FC)	Italy	1,100,000	EUR	100.00%	CNH Industrial Italia s.p.a.	100.00%
Uzcaseagroleasing LLC	Tashkent	Uzbekistan	5,000,000	USD	51.00%	Case Credit Holdings Limited	51.00%
UzCaseMash LLC	Tashkent	Uzbekistan	12,800,000	USD	100.00%	Case Equipment Holdings Limited	100.00%
UzCaseService LLC	Tashkent	Uzbekistan	224,901,201	UZS	79.31%	Case Equipment Holdings Limited	79.31%
UzCaseTractor LLC	Tashkent	Uzbekistan	13,650,000	USD	100.00%	Case Equipment Holdings Limited	100.00%
Jointly-controlled entities accounted for using the equity method
CIFINS S.p.A.	Turin	Italy	40,000,000	EUR	50.00%	CNH Industrial N.V.	50.00%
CNH Comercial, S.A. de C.V.	Queretaro	Mexico	160,050,000	MXN	50.00%	CNH de Mexico, S.A. de C.V.	100.00%
CNH de Mexico, S.A. de C.V.	Queretaro	Mexico	165,276,000	MXN	50.00%	CNH Industrial N.V.	50.00%
CNH Industrial S.A. de C.V.	Queretaro	Mexico	400,050,000	MXN	50.00%	CNH de Mexico, S.A. de C.V.	100.00%
CNH Servicios Comerciales, S.A. de C.V., SOFOM, E.N.R.	Queretaro	Mexico	50,000,000	MXN	50.00%	CNH Industrial N.V.	50.00%
New Holland HFT Japan Inc.	Sapporo	Japan	240,000,000	JPY	50.00%	CNH Industrial N.V.	50.00%
Turk Traktor ve Ziraat Makineleri A.S.	Ankara	Turkey	100,066,875	TRY	37.50%	CNH Industrial Osterreich GmbH	37.50%
Subsidiaries valued at cost
Case Construction Equipment, Inc.	Wilmington	U.S.A.	1,000	USD	100.00%	CNH Industrial America LLC	100.00%
Case IH Agricultural Equipment, Inc.	Wilmington	U.S.A.	1,000	USD	100.00%	CNH Industrial America LLC	100.00%
Case International Limited	Basildon	United Kingdom	1	GBP	100.00%	New Holland Holding Limited	100.00%
CNH Trustee Limited	Basildon	United Kingdom	2	GBP	100.00%	CNH Industrial N.V.	50.00%
						New Holland Ltd	50.00%
Employers' Health Initiatives L.L.C.	Wilmington	U.S.A.	790,000	USD	100.00%	CNH Industrial America LLC	100.00%
International Harvester Company	Wilmington	U.S.A.	1,000	USD	100.00%	CNH Industrial America LLC	100.00%

Exhibit 21.0

Name	Registered Office	Country	Share capital	Currency	% of Group consolidation	Interest held by	% interest held	% of voting rights
Subsidiaries valued at cost (continued)
J.I. Case Trustee Limited	Basildon	United Kingdom	2	GBP	100.00%	CNH Industrial N.V.	50.00%
						New Holland Ltd	50.00%
SERFIT S.R.L.	Turin	Italy	50,000	EUR	100.00%	CNH Industrial N.V.	100.00%
Associated companies accounted for using the equity method
Al-Ghazi Tractors Ltd	Karachi	Pakistan	289,821,005	PKR	43.17%	CNH Industrial N.V.	43.17%
CNH Industrial Capital Europe S.A.S.	Levallois-Perret	France	88,482,297	EUR	24.95%	CIFINS S.p.A.	49.90%
Geoprospectors GmbH	Traiskirchen	Austria	84,250	EUR	25.00%	CNH Industrial N.V.	25.00%
Associated companies valued at cost
CODEFIS Società consortile per azioni	Turin	Italy	120,000	EUR	24.00%	CNH Industrial Capital Solutions S.p.A.	24.00%
Other companies valued at cost
BEM AGRO INTEGRACAO E DESSENVOLVIMENTO S.A.	Ribeirao Preto	Brazil	17,030,056	BRL	8.88%	CNH Industrial Brasil Ltda.	8.88%
Nuova Didactica S.c. a r.l.	Modena	Italy	112,200	EUR	12.27%	CNH Industrial Italia s.p.a.	12.27%
STOUT INDUSTRIAL TECHNOLOGY, INC.	Wilmington	U.S.A.	1	USD	10.00%	CNH Industrial America LLC	10.00%
Zasso Group AG	Zug	Switzerland	300,831	CHF	12.28%	CNH Industrial N.V.	12.28%
Zimeno, Inc.	Wilmington	U.S.A.	1	USD	10.76%	CNH Industrial America LLC	10.76%